Exhibit 99.1

PRESS RELEASE

NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com

Contacts:

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com

For Immediate Release

NII HOLDINGS ANNOUNCES STRONG PERFORMANCE FOR THE FIRST QUARTER OF 2003

•	Consolidated first quarter revenues of $203 million and consolidated EBITDA of $57 million
•	Consolidated net income of $9 million or $0.47 per basic share
•	$50 million in cash raised during the first quarter from tower sale-leaseback transactions in Mexico and Brazil

RESTON, Va. – April 29, 2003 – NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the first quarter of 2003, including consolidated net income of $9 million, or $0.47 per basic share, compared to a net loss of $155 million in the first quarter of 2002. Consolidated operating revenues were $203 million, a 4% improvement over the $195 million reported during the first quarter of 2002. The Company also reported consolidated operating income before depreciation and amortization (EBITDA) of $57 million during the first quarter, a 177% increase from the first quarter of 2002, and consolidated operating income of $39 million, a $36 million increase from the first quarter of 2002. As of March 31, 2003, NII Holdings reported approximately 1.29 million subscribers and consolidated cash balances over $293 million, including $8 million of restricted cash.

“Through increasing high quality net subscriber additions and continued improvement in quarterly operating cash flow, we have successfully added the key ingredient of profitable growth to our continued focus on free cash flow generation and liquidity,” said Steve Shindler, NII Holdings’ Chairman and CEO. “These strong results are based on the premium value that Latin American corporations and businesses ascribe to our differentiated offering. Our mobile communications services help their bottom line by enhancing their productivity beyond the capabilities of traditional cellular-only services,” he added.

Nextel Mexico, NII’s largest subsidiary, reported $50 million in first quarter 2003 EBITDA and $34 million of operating income. These amounts represent significant improvements over first quarter 2002 EBITDA of $27 million and operating income of $16 million. In addition, Nextel Mexico reported about 35,400 net subscriber additions during the first quarter of 2003, increasing its total subscriber base to about 552,800 units as of March 31, 2003. Each of NII’s operating companies in Brazil, Argentina and Peru also reported positive EBITDA and operating income during the first quarter of 2003.

During the first quarter of 2003, the Company closed on several communication tower sale-leasebacks in Mexico and Brazil under its previously announced agreement with American Tower Corporation raising $50 million in local currency-based proceeds. During the second quarter of 2003, NII has continued to close on additional tower sale-leasebacks under this agreement. Under U.S. GAAP, the sale-leaseback transactions are accounted for as financing transactions. As a result, these transactions are classified as long-term debt on the Company’s balance sheet. The Company’s total long-term debt as of March 31, 2003 was $487 million, including $49 million in tower financing obligations.

“During the first quarter, NII improved on its liquidity position as a result of tower sale-leaseback financing transactions, progress in building out its network in Baja California and healthy performance in its operating markets. NII was able to continue improving its consolidated EBITDA margin from 11% in 2002 to 28% in 2003. In addition to positive EBITDA and operating income, all of our operating companies were also profitable in the first quarter of 2003,” said Byron Siliezar, NII’s Vice President and Chief Financial Officer.

Consolidated capital expenditures, including capitalized interest, were $64 million during the first quarter of 2003, representing a reduction of $4 million or 6% percent compared to the first quarter of 2002.

In addition to the results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated EBITDA which is a non-GAAP financial measure and should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. A reconciliation from GAAP results to this non-GAAP financial measure is provided in the notes to the attached financial table. To view this and other reconciliations of non-GAAP financial measures that the company uses and information about how to access the conference call discussing NII’s first quarter results, visit the investor relations link at <http://www.nii.com>.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Chile, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc. trades on the NASDAQ market under the symbol NIHD. Visit the Company’s website at <http://www.nii.com>.

Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ reports filed with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
(in millions, except per share amounts)

	Successor	Predecessor
	Company	Company

	2003	2002

Service revenues	$194	$187
Handset and accessory revenues	9	8

	203	195

Operating expenses
Cost of revenues (exclusive of depreciation shown separately below)	74	78
Selling, general and administrative	72	91
Restructuring and other charges	—	5
Depreciation	9	15
Amortization	9	3

	164	192

Operating income	39	3
Interest expense	(14)	(80)
Interest income	2	2
Foreign currency transaction losses, net	(11)	(74)
Other expense, net	(2)	(2)

Income (loss) from continuing operations before income tax provision	14	(151)
Income tax provision	(5)	(6)

Income (loss) from continuing operations	9	(157)
Discontinued operations
Income from operations of Nextel Philippines	—	2

Net income (loss)	$9	$(155)

Net income (loss) from continuing operations per common share, basic	$0.47	$(0.58)
Net income from discontinued operations per common share, basic	—	0.01

Net income (loss) per common share, basic	$0.47	$(0.57)

Net income (loss) from continuing operations per common share, diluted	$0.44	$(0.58)
Net income from discontinued operations per common share, diluted	—	0.01

Net income (loss) per common share, diluted	$0.44	$(0.57)

Weighted average number of common shares outstanding, basic	20	270

Weighted average number of common shares outstanding, diluted	21	270

(1)  As a result of the application of fresh-start accounting rules under SOP 90-7 in 2002 and other events related to the Company’s reorganization, the Successor Company’s financial statements for the three months ended March 31, 2003 are not fully comparable to the Predecessor Company’s financial statements for the three months ended March 31, 2002.

EBITDA and EBITDA Margin Reconciliations
For the Three Months Ended March 31, 2003 and 2002

EBITDA represents operating income before depreciation and amortization expense. EBITDA is not a measurement under accounting principles generally accepted in the United States and may not be similar to EBITDA measures of other companies. We believe that EBITDA provides useful information because it is an indicator of operating performance, especially in a capital intensive industry, such as ours, since it excludes items that are not directly attributable to ongoing business operations. EBITDA can be reconciled to our consolidated statements of operations as follows (dollars in millions):

	Successor	Predecessor
	Company	Company

	2003	2002

Operating income	$39	$3
Depreciation	9	15
Amortization	9	3

EBITDA	$57	$21

	Successor	Predecessor
	Company	Company

	2003	2002

EBITDA margin (EBITDA divided by operating revenues)	28%	11%

Operating margin (operating income divided by operating revenues)	19%	2%

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